Green Dot Reports Second Quarter 2012 Financial Results, Updates 2012 Guidance,
Enters Education Vertical

Monrovia, CA - July 26, 2012 - Green Dot Corporation (NYSE: GDOT), a leading prepaid financial services company, today reported financial results for the second quarter ended June 30, 2012.
For the second quarter of 2012, Green Dot reported a 17% year-over-year increase in non-GAAP total operating revenues1 to $139.3 million and non-GAAP diluted earnings per share1 of $0.35. GAAP results for the second quarter were $136.7 million in revenues and $0.27 in diluted earnings per share.
“The core business performed well during the quarter, and our strategy to enter new distribution channels and develop new financial products for new segments of customers is beginning to take shape. Initiatives underway to vertically integrate the card issuing and transaction processing functions remain on track, and we reached a milestone on the product development front with the first beta release of our new mobile-centric checking account offering. Although our growth was strong over the first half of 2012 and some notable new business wins could potentially provide meaningful tailwinds over the longer-term, we are lowering our guidance for the remainder of the year given that we now see a greater level of uncertainty going forward in our business as the prepaid marketplace continues to evolve,” said Steve Streit, Green Dot's Chairman and Chief Executive Officer.
GAAP financial results for the second quarter of 2012 compared to the second quarter of 2011:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 19% to $136.7 million for the second quarter of 2012 from $115.0 million for the second quarter of 2011

•	GAAP net income was $11.9 million for the second quarter of 2012 and versus $12.1 million for the second quarter of 2011

•	GAAP basic and diluted earnings per common share were $0.28 and $0.27, respectively, for the second quarter of 2012 versus $0.29 and $0.27, respectively, for the second quarter of 2011
Non-GAAP financial results for the second quarter of 2012 compared to the second quarter of 2011:1

•	Non-GAAP total operating revenues[1] increased 17% to $139.3 million for the second quarter of 2012 from $119.4 million for the second quarter of 2011

•	Non-GAAP net income[1] was $15.3 million for the second quarter of 2012 versus $16.3 million for the second quarter of 2011

•	Non-GAAP diluted earnings per share[1] was $0.35 for the second quarter of 2012 versus $0.37 for the second quarter of 2011

•
EBITDA plus employee stock-based compensation expense and stock-based retailer incentive compensation expense (adjusted EBITDA1) was $28.7 million for the second quarter of 2012 versus $29.1 million for the second quarter of 2011

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key business metrics for the quarter ended June 30, 2012:

•
Number of general purpose reloadable (GPR) debit cards activated was 1.98 million for the second quarter of 2012, an increase of 0.16 million, or 9%, over the second quarter of 2011. Excluding the discontinued TurboTax program in both periods, the increase was 18% over the second quarter of 2011

•	Number of cash transfers was 10.14 million for the second quarter of 2012, an increase of 1.86 million, or 22%, over the second quarter of 2011

•
Number of active cards at quarter end was 4.44 million, an increase of 0.34 million, or 8%, over the second quarter of 2011. Excluding the discontinued TurboTax program in both periods, the increase was 16% over the second quarter of 2011

•
Gross dollar volume (GDV) was $4.0 billion for the second quarter of 2012, an increase of $0.3 billion, or 10%, over the second quarter of 2011. Excluding the discontinued TurboTax program in both periods, the increase was 24% over the second quarter of 2011

•	Purchase volume was $2.9 billion for the second quarter of 2012, an increase of $0.4 billion, or 16%, over the second quarter of 2011
Purchase volume represents the total dollar volume of purchase transactions made by customers using the Company's GPR and gift card products. Please refer to the Company's latest Quarterly Report on Form 10-Q for a description of the other key business metrics described above. The following table shows the Company's quarterly key business metrics for each of the last five calendar quarters:

	Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011
		(in millions)
Number of GPR cards activated	1.98	2.23	1.98	1.96	1.82	2.21
Number of cash transfers	10.14	10.09	9.14	8.87	8.28	7.98
Number of active cards at quarter end	4.44	4.69	4.20	4.15	4.10	4.28
Gross dollar volume	$3,980	$4,823	$3,771	$4,109	$3,632	$4,609
Purchase volume	$2,943	$3,487	$2,857	$2,738	$2,535	$3,003
Business Update

•
Green Dot has entered into a long term, exclusive partnership with a leading provider of financial services for the higher education channel. The partnership calls for Green Dot Bank to serve as issuer and Green Dot Corporation to serve as program manager to provide accounts to students for refund disbursements and for their general banking needs.

•
Green Dot has entered into a multi-year agreement with UniRush LLC for Green Dot Bank to be the exclusive issuer of the retail version of the Visa Prepaid RushCard and for Green Dot Corporation to co-manage the portfolio with UniRush. The RushCard will be a key component of Green Dot's new, segmented retail merchandising solution that the Company is calling “Category of the Stars”, which also features leading brands synonymous with mass market purchasers, older Americans, and sports enthusiasts.

•
Green Dot has initiated the first phase of beta testing for its new mobile-centric checking account product. Assuming all goes well, current plans call for a broader beta rollout to occur before the end of the year, followed by increasingly broad rollouts in subsequent months.  Green Dot believes this new checking account product has the potential to be a meaningful contributor to its business over time because the market for disgruntled checking account users looking for an alternative would seem to be robust and because the Company believes that the usage and retention behavior on these accounts would be more akin to a checking account model than a prepaid card model.

"Our outlook for the remainder of the year reflects the impact of new internal risk policies and controls to improve the security and quality of our portfolio. Our reforecast also assumes that by later this year, many of our retailers will start to sell competitive GPR products in addition to our products. Because we lack the historical data to accurately predict how this will impact our sales, we have taken what we believe to be a conservative view of any potential impact," said John Keatley, Green Dot's Chief Financial Officer.
Updated Outlook for 20122
Green Dot is providing an updated Outlook for 2012 anticipated results. The Outlook provided is based on a number of assumptions that Green Dot believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
For 2012, Green Dot now expects full year non-GAAP total operating revenues2 to grow to a range of $534 million to $543 million, based upon the following year-over-year assumptions:

•	Approximately 5% improvement in the average number of active cards, and

•	Growth in cash transfers of greater than 15%
Adjusted EBITDA2 is now expected to be between $104 million and $106 million. Non-GAAP diluted EPS2 for the full year is now expected to be between $1.29 and $1.32.
Conference Call
The Company will host a conference call to discuss second quarter 2012 financial results today at 6:00 pm ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company's investor relations website. Hosting the call will be Steve Streit, Chief Executive Officer, and John Keatley, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (866) 524-3160, or (412) 317-6760 for international callers. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 10016493. The replay of the webcast will be available until Thursday, August 2, 2012. The live call and the replay, along with supporting materials, can also be accessed through the Company's investor relations website at http://ir.greendot.com/.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's full-year 2012 guidance, including all the statements under "Updated Outlook for 2012," and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the Company's dependence on revenues derived from Walmart and three other retail distributors, competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors and card issuing banks, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud or developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations.  These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at http://ir.greendot.com/ and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of July 26, 2012, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude net interest income; income tax expense; depreciation and amortization; employee stock-based compensation expense; and stock-based retailer incentive compensation expense. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2012 guidance for non-GAAP total operating revenues and adjusted EBITDA. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with accounting principles generally accepted in the United States of America, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.

About Green Dot
Green Dot is a publicly traded bank holding company regulated by the Board of Governors of the Federal Reserve System. The Company provides widely distributed, low cost banking and payment solutions to a broad base of U.S. consumers. Green Dot's products and services include its market leading category of General Purpose Reloadable (GPR) prepaid cards and its industry-leading cash transfer network which are available directly to consumers online and through a network of approximately 60,000 retail stores nationwide where 95% of Americans shop. Green Dot is headquartered in the greater Los Angeles area. For more details, visit www.greendot.com.
Contacts
Investor Relations
Christopher Mammone, 626-739-3942
IR@greendot.com
Media Relations
Liz Brady, 646-277-1226

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30, 2012	December 31, 2011
	(Unaudited)
	(in thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$121,349	$223,033
Federal funds sold	1,771	2,400
Investment securities, available-for-sale	73,063	20,647
Settlement assets	35,493	27,355
Accounts receivable, net	44,637	41,307
Prepaid expenses and other assets	22,781	11,822
Income tax receivable	2,705	3,371
Net deferred tax assets	6,650	6,664
Total current assets	308,449	336,599
Restricted cash	13,048	12,926
Investment securities, available-for-sale	67,685	10,563
Accounts receivable, net	4,856	4,147
Loans to bank customers	8,292	10,036
Prepaid expenses and other assets	1,790	202
Property and equipment, net	36,006	27,281
Deferred expenses	7,217	12,604
Goodwill and intangible assets	43,540	11,501
Total assets	$490,883	$425,859
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,103	$15,441
Deposits	32,923	38,957
Settlement obligations	35,493	27,355
Amounts due to card issuing banks for overdrawn accounts	45,651	42,153
Other accrued liabilities	23,000	16,248
Deferred revenue	11,862	21,500
Total current liabilities	175,032	161,654
Other accrued liabilities	9,748	6,239
Deferred revenue	6	19
Net deferred tax liabilities	6,270	4,751
Total liabilities	191,056	172,663

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value: 10 shares authorized as of June 30, 2012 and December 31, 2011, respectively; 7 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	7	7
Class A common stock, $0.001 par value; 100,000 shares authorized as of June 30, 2012 and December 31, 2011, respectively; 31,253 and 30,162 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	31	30
Class B convertible common stock, $0.001 par value, 100,000 shares authorized as of June 30, 2012 and December 31, 2011, respectively; 4,603 and 5,280 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	5	5
Additional paid-in capital	148,986	131,383
Retained earnings	150,748	121,741
Accumulated other comprehensive income	50	30
Total stockholders’ equity	299,827	253,196
Total liabilities and stockholders’ equity	$490,883	$425,859

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
Operating revenues:
Card revenues and other fees	$59,500	$53,924	$121,873	$108,248
Cash transfer revenues	40,246	32,387	79,889	63,536
Interchange revenues	39,528	33,075	83,034	70,789
Stock-based retailer incentive compensation	(2,593)	(4,356)	(5,783)	(10,236)
Total operating revenues	136,681	115,030	279,013	232,337
Operating expenses:
Sales and marketing expenses	53,014	42,774	105,586	85,313
Compensation and benefits expenses	27,880	21,666	54,033	42,803
Processing expenses	19,016	17,330	39,866	37,063
Other general and administrative expenses	17,915	13,910	33,819	27,303
Total operating expenses	117,825	95,680	233,304	192,482
Operating income	18,856	19,350	45,709	39,855
Interest income	1,185	232	2,134	335
Interest expense	(17)	(96)	(31)	(97)
Income before income taxes	20,024	19,486	47,812	40,093
Income tax expense	8,133	7,416	18,805	15,322
Net income	11,891	12,070	29,007	24,771
Income attributable to preferred stock	(1,921)	—	(4,692)	—
Net income allocated to common stockholders	$9,970	$12,070	$24,315	$24,771
Basic earnings per common share:
Class A common stock	$0.28	$0.29	$0.68	$0.59
Class B common stock	$0.28	$0.29	$0.68	$0.59
Basic weighted-average common shares issued and outstanding:
Class A common stock	29,098	22,144	28,968	19,848
Class B common stock	5,171	18,109	5,200	20,311
Diluted earnings per common share:
Class A common stock	$0.27	$0.27	$0.66	$0.56
Class B common stock	$0.27	$0.27	$0.66	$0.56
Diluted weighted-average common shares issued and outstanding:
Class A common stock	35,746	42,358	35,810	42,446
Class B common stock	6,640	20,212	6,830	22,594

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2012	2011
	(In thousands)
Operating activities
Net income	$29,007	$24,771
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,741	5,496
Provision for uncollectible overdrawn accounts	27,657	30,721
Employee stock-based compensation	6,621	4,323
Stock-based retailer incentive compensation	5,783	10,236
Amortization of premium on available-for-sale investment securities	629	69
Net gain on investment securities	(5)	—
(Recovery) provision for uncollectible trade receivables	(364)	26
Impairment of capitalized software	872	237
Deferred income taxes	—	107
Excess tax benefits from exercise of options	(2,651)	(2,059)
Changes in operating assets and liabilities:
Settlement assets	(8,138)	2,898
Accounts receivable, net	(30,526)	(27,764)
Prepaid expenses and other assets	(12,481)	(713)
Deferred expenses	5,387	2,317
Accounts payable and other accrued liabilities	20,193	(5,207)
Settlement obligations	8,138	(2,898)
Amounts due issuing bank for overdrawn accounts	3,498	4,880
Deferred revenue	(9,651)	(4,529)
Income tax receivable	4,836	12,866
Net cash provided by operating activities	56,546	55,777
Investing activities
Purchases of available-for-sale investment securities	(140,750)	(40,062)
Proceeds from maturities of available-for-sale securities	11,300	—
Proceeds from sales of available-for-sale securities	20,122	—
Increase in restricted cash	(122)	(5,159)
Payments for acquisition of property and equipment	(16,892)	(11,231)
Net principal collections on loans	1,744	—
Acquisition of Loopt Inc., net of cash acquired	(33,427)	—
Net cash used in investing activities	(158,025)	(56,452)
Financing activities
Proceeds from exercise of options	2,549	4,074
Excess tax benefits from exercise of options	2,651	2,059
Net increase in deposits	(6,034)	—
Net cash (used in) provided by financing activities	(834)	6,133
Net (decrease) increase in unrestricted cash and cash equivalents	(102,313)	5,458
Unrestricted cash, cash equivalents, and federal funds sold, beginning of year	225,433	167,503
Unrestricted cash, cash equivalents, and federal funds sold, end of period	$123,120	$172,961

Cash paid for interest	$48	$6
Cash paid for income taxes	$15,416	$2,363

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)
Reconciliation of total operating revenues to non-GAAP total operating revenues
Total operating revenues	$136,681	$115,030	$279,013	$232,337
Stock-based retailer incentive compensation (2)(3)	2,593	4,356	5,783	10,236
Non-GAAP total operating revenues	$139,274	$119,386	$284,796	$242,573

Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
Reconciliation of net income to non-GAAP net income
Net income	$11,891	$12,070	$29,007	$24,771
Employee stock-based compensation expense, net of tax (4)	1,860	1,524	4,017	2,671
Stock-based retailer incentive compensation, net of tax (2)	1,540	2,700	3,508	6,324
Non-GAAP net income	$15,291	$16,294	$36,532	$33,766
Diluted earnings per share*
GAAP	$0.27	$0.27	$0.66	$0.56
Non-GAAP	$0.35	$0.37	$0.83	$0.76
Diluted weighted-average shares issued and outstanding**
GAAP	35,746	42,358	35,810	42,446
Non-GAAP	43,925	44,120	44,044	44,263
____________

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.

GREEN DOT CORPORATION
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average Shares issued and Outstanding (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)
Reconciliation of GAAP to non-GAAP diluted weighted-average shares issued and outstanding
Diluted weighted-average shares issued and outstanding*	35,746	42,358	35,810	42,446
Assumed conversion of weighted-average shares of preferred stock	6,859	—	6,859	—
Weighted-average shares subject to repurchase	1,320	1,762	1,375	1,817
Non-GAAP diluted weighted-average shares issued and outstanding	43,925	44,120	44,044	44,263
____________

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)
Supplemental detail on non-GAAP diluted weighted-average shares issued and outstanding
Stock outstanding as of June 30:
Class A common stock	31,253	25,002	31,253	25,002
Class B common stock	4,603	17,161	4,603	17,161
Preferred stock (on an as-converted basis)	6,859	—	6,859	—
Total stock outstanding as of June 30:	42,715	42,163	42,715	42,163
Weighting adjustment	(267)	(148)	(313)	(187)
Dilutive potential shares:
Stock options	1,469	2,103	1,630	2,283
Restricted stock units	3	—	5	—
Employee stock purchase plan	5	2	7	4
Non-GAAP diluted weighted-average shares issued and outstanding	43,925	44,120	44,044	44,263

GREEN DOT CORPORATION
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)
Reconciliation of net income to adjusted EBITDA
Net income	$11,891	$12,070	$29,007	$24,771
Net interest income	(1,168)	(136)	(2,103)	(238)
Income tax expense	8,133	7,416	18,805	15,322
Depreciation and amortization	4,090	2,965	7,741	5,496
Employee stock-based compensation expense (3)(4)	3,132	2,462	6,621	4,323
Stock-based retailer incentive compensation (2)(3)	2,593	4,356	5,783	10,236
Adjusted EBITDA	$28,671	$29,133	$65,854	$59,910
Non-GAAP total operating revenues	$139,274	$119,386	$284,796	$242,573
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	20.6%	24.4%	23.1%	24.7%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenue (1)
(Unaudited)

	Range
	Low	High
	(in millions)
Reconciliation of total operating revenues to non-GAAP total operating revenues
Total operating revenues	$523	$532
Stock-based retailer incentive compensation (2)*	11	11
Non-GAAP total operating revenues	$534	$543

*
Assumes the Company's right to repurchase lapses on 36,810 shares per month for the remaining six months in 2012 of the Company's Class A common stock at $22.12 per share, our market price on the last trading day of the second quarter 2012. A $1.00 change in the Company's Class A common stock price represents an annual change of $441,720 in stock-based retailer incentive compensation.

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	Range
	Low	High
	(in millions)
Reconciliation of net income to adjusted EBITDA
Net income	$42	$43
Adjustments (5)	62	63
Adjusted EBITDA	$104	$106

Non-GAAP total operating revenues	$543	$534
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	19%	20%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	Range
	Low	High
	(in millions)
Reconciliation of net income to non-GAAP net income
Net income	$42	$43
Adjustments (5)	15	15
Non-GAAP net income	$57	$58
Diluted earnings per share*
GAAP	$1.17	$1.19
Non-GAAP	$1.29	$1.32
Diluted weighted-average shares issued and outstanding**
GAAP	36	36
Non-GAAP	44	44
____________

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	Range
	Low	High
	(in millions)
Reconciliation of GAAP to non-GAAP diluted weighted-average shares issued and outstanding
Diluted weighted-average shares issued and outstanding*	36	36
Assumed conversion of weighted-average shares of preferred stock	7	7
Weighted-average shares subject to repurchase	1	1
Non-GAAP diluted weighted-average shares issued and outstanding	44	44
____________

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge results from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP 2010 and future total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to and after May 2010 and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $3.1 million and $2.5 million for the three-month periods ended June 30, 2012 and 2011, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense, that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. Prior to the three months ended June 30, 2010, the Company did not record stock-based retailer incentive compensation expense. The Company will, however, continue to incur this expense through May 2015. In future periods, the Company does not expect this expense will be comparable from period to period due to changes in the fair value of its Class A common stock. The Company will also have to record additional stock-based retailer incentive compensation expense to the extent that a warrant to purchase its Class B common stock vests and becomes exercisable upon the achievement of certain performance goals by PayPal. The Company does not believe these non-cash expenses are reflective of ongoing operating results.

(3)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(4)
This expense consists primarily of expenses for employee stock options. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.

(5)
These amounts represent estimated adjustments for net interest income, income taxes, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense. Employee stock-based compensation expense and stock-based retailer incentive compensation expense include assumptions about the future fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).